Exhibit 5.1

September 16, 2026

Callan JMB Inc.

244 Flightline Drive

Spring Branch, Texas 78070-6241

Re: Callan JMB Inc. – Post-Effective Amendment No.1 to Registration Statement on Form S-1 (File No. 333-289849)

Ladies and Gentlemen:

We refer to the above-captioned Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-289849 (the “Amendment”) ,under the Securities Act of 1933, as amended (the “Act”), filed by Callan JMB Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”),as originally declared effective by the Commission on September 22, 2025 (as amended, the “Registration Statement”). The Registration Statement originally effected the registration of 6,000,000 shares of the Company’s common stock, par value $0.001 per shares (the “Shares”), issuable under the Purchase Agreement, dated as of July 24, 2025, by and between the Company and Hexstone Capital, LLC, as amended and restated by the First Amended and Restated Purchase Agreement, dated as of August 18, 2026 (the “ELOC Purchase Agreement”). The Amendment maintains the registration of the continuous resale by the selling stockholder named therein of the remaining 3,985,201 shares that may be issued pursuant to the ELOC Purchase Agreement

We are acting as U.S. securities counsel for the Company in connection with the Registration Statement. We have examined the Registration Statement, and the ELOC Purchase Agreement and have also examined and relied upon such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York and Title 7 of the Nevada Revised Statutes..

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the ELOC Purchase Agreement and the other transaction documents, will be validly issued, fully paid and non-assessable.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect). In addition, the foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

We hereby consent to the filing of this opinion as Exhibits 5.1 and 23.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement and in any Registration Statement pursuant to Rule 462(b) under the Securities Act. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very Truly Yours,

/s/ Sichenzia Ross Ference Carmel LLP
Sichenzia Ross Ference Carmel LLP

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